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                           [ERNST & YOUNG LETTERHEAD]


                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements on Form S-8 File No. 333-101224 pertaining to the 1996 Israeli Employee Stock Option Plan, the 1998 U.S. Stock Option Plan and 1999 Employee Stock Purchase Plan, on Form S-8 File No. 333-68804 pertaining to the 1996 Israeli Employee Stock Option Plan, the 1998 U.S. Stock Option Plan and 1999 Employee Stock Purchase Plan, on Form S-8 File No. 333-84659 pertaining to the 1996 Israeli Employee Stock Option Plan, the 1996 U.S. Option Plan, the 1998 U.S. Stock Option Plan and 1999 Employee Stock Purchase Plan, on Form S-8 File No. 333-51098 pertaining to the 1996 Israeli Employee Stock Option Plan, the 1998 U.S. Stock Option Plan and 1999 Employee Stock Purchase Plan, and on Form S-3 File No. 333-42384 of BackWeb Technologies Ltd. of our report, dated February 4, 2003, with respect to the consolidated financial statements of BackWeb Technologies Ltd. included in the annual report (Form 10-K) for the year ended December 31, 2002.



                                        Yours truly,

                                        /S/ KOST, FORER AND GABBY

Tel-Aviv, Israel                        KOST, FORER and GABBAY
March 31, 2003                          A Member of Ernst & Young Global